4.04
SUPPLEMENT NO. 2
TO
TRUST INDENTURE

THIS SUPPLEMENT NO. 2, dated November 24, 2009 (“Supplement No. 2”), to that certain Trust Indenture dated May 23, 2001 (the “Indenture”), as supplemented by Supplement No. 1 dated June 22, 2007 (“Supplement No. 1”) is by and between ROWAN COMPANIES, INC., a Delaware corporation (the “Shipowner”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (successor-in-interest to ALLFIRST TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association), as indenture trustee (the “Indenture Trustee” and, together with the Shipowner, the “Parties”).

WHEREAS, on May 23, 2001, the Shipowner executed the Indenture, and issued thereunder a Floating Rate Note designated, "United States Government Guaranteed Ship Financing Obligations, GORILLA VIII Series" with a maximum principal amount of $187,295,000;

WHEREAS, on June 22, 2007, in connection with the change in the Stated Maturity of the Obligations, the Shipowner executed Supplement No. 1 and issued an amended and restated $187,295,000 Floating Rate Note (the "Initial Transaction");

WHEREAS, Section 4(b) of the Special Provisions of the Indenture provides that the Shipowner may redeem or repay the amended and restated Floating Rate Note, in whole or in part, on a Redemption Date designated by the Shipowner, from the proceeds of the issuance of a fixed rate note;

WHEREAS, the outstanding principal amount of the amended and restated Floating Rate Note is currently $124,859,000; and

WHEREAS, the Parties wish to amend certain documents relating to the Initial Transaction in order to provide for the complete redemption of the amended and restated Floating Rate Note by the issuance of a fixed rate note in the aggregate principal amount of $124,859,000.

NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE FIRST

Section 1.01.          Schedule A.  Schedule A to the Indenture is hereby amended by adding or substituting the following definitions:

“Authorized Newspapers” means The Wall Street Journal, or if it ceases to exist, then in such other newspaper(s) as the Secretary may designate.

"Effective Date" means November 24, 2009.

"Fixed Rate Note” or “Fixed Rate Obligation” shall mean an Obligation substantially in the form of Exhibit A to Supplement No. 2 to Indenture, appropriately completed.

“Letter of Representations” means the Blanket Issuer Letter of Representations between the Shipowner and DTC, any riders thereto, and DTC’s Operational Arrangements, and other documentation necessary or desirable to effectuate the issuance of the Fixed Rate Notes as Global Obligations.

“Reinvestment Rate” means the yield determined by the Indenture Trustee, based on information received from the Holder or calculation agent, to be the yield of the issue of actively traded United States Treasury securities having a maturity equal to the Weighted Average Life to Final Maturity plus 0.25%; provided, however, that if such Weighted Average Life to Final Maturity is not equal to the maturity of an actively traded United States Treasury security (rounded to the nearest one-twelfth of a year), such yield shall be obtained by linear interpolation from the yields of actively traded United States Treasury securities having the greater maturity closest to and the lesser maturity closest to such Weighted Average Life to Final Maturity.  The yields shall be determined by reference to the yields as indicated by Telerate Access Service (page 8003 or the relevant page at the date of determination indicating such yields) (or, if such data ceases to be available, any publicly available sources of similar market data) at approximately 11:00 a.m. (New York City time) on the Make-Whole Premium Determination Date.

“Secretary” or “Administrator” means the Secretary of Transportation or any official or official body from time to time duly authorized to perform the duties and functions of the Secretary of Transportation under Title XI of the Act (including the Maritime Administrator, the Acting Maritime Administrator, and to the extent so authorized, the Deputy Maritime Administrator, the Acting Deputy Maritime Administrator and other officials of the Maritime Administration.

“Supplement No. 2 to Indenture” means the Supplement No. 2 to Trust Indenture dated November 24, 2009, between the Shipowner and the Indenture Trustee.

“Title XI” means Title XI of the Act (now codified as Chapter 537 of Title 46 of the U.S. Code).

All other capitalized terms used herein have the meanings set forth in Schedule A to the Indenture, as amended.

ARTICLE SECOND

Section 2.01.        The Obligations.  Article 2(a) of the Special Provisions of the Indenture is hereby amended and restated in its entirety as follows:

(a) The Obligations issued hereunder shall be designated "United States Government Guaranteed Ship Financing Obligations, GORILLA VIII Series," and shall be substantially in the form of Exhibit A to Supplement No. 2 to Indenture; and, the aggregate principal amount of Obligations which may be issued under this Indenture shall not exceed$124,859,000.

Section 2.02.        Article 4(a) and (c) of the Special Provisions of the Indenture is hereby amended and restated in its entirety to read as follows:

(a)           Scheduled Mandatory Redemption. The Obligations are subject to redemption at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued thereon to the applicable Redemption Date, through the operation of scheduled repayment providing for the semi-annual redemption on January 15 and July 15 of each year, commencing January 15, 2004 of $5,203,000 of principal amount of Obligations, which amount represents approximately one thirty-sixth (1/36) of the Original Principal Amount of Obligations, plus interest accrued thereon to the Redemption Date.  Unless redeemed earlier in accordance with this Indenture, there shall be a final redemption of the remaining outstanding principal of the Floating Rate Note on the Effective Date and a final redemption of the remaining outstanding principal of the Fixed Rate Note on July 15, 2021.

Notwithstanding the foregoing provisions of this subsection (a), if the principal amount of Outstanding Obligations shall be reduced by reason of any redemption pursuant to Sections 3.04 or 3.06 of Exhibit 1 to this Indenture, the principal amount of Obligations to be redeemed pursuant to this subsection (a) on each subsequent Redemption Date for such Obligations shall be reduced by an amount equal to the principal amount of such Obligations retired by reason of such redemption pursuant to Sections 3.04 or 3.06 of Exhibit 1 hereto divided by the number of Redemption Dates (including the Stated Maturity of such Obligations) scheduled thereafter to July 15, 2021 in the case of Fixed Rate Note(s) (subject to such increase as shall be necessary so that the total principal amount of Obligations to be redeemed on any such Redemption Date shall be an integral multiple of $1,000); provided that, the entire unpaid principal amount of the Outstanding Obligations shall be paid not later than the Effective Date in the case of the Floating Rate Note and July 15, 2021 in the case of each Fixed Rate Note.  The Shipowner shall, in accordance with Section 3.02(e) of Exhibit 1 hereto, promptly after each redemption pursuant to said Sections 3.04 or 3.06, furnish to the Secretary, the Indenture Trustee and each Holder a revised table of scheduled repayments reflecting the reductions made pursuant to this subsection (a) as a result of such redemption.

*            *            *

(c)           Optional Redemptions of Obligations at Make-Whole Premium.  At its option, the Shipowner may prepay on any Interest Payment Date the Fixed Rate Note, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof together with interest accrued thereon to the Redemption Date plus the Make-Whole Premium, if any.  Prepayments shall be applied pro rata against each Fixed Rate Note and applied against the scheduled principal payments in the inverse order of scheduled maturity.

Section 2.03.          Article 4(e) of the Special Provisions of the Indenture is hereby deleted in its entirety.

Section 2.04.          The phrase “in the form of Exhibit B to Supplement No. 1 to the Indenture” in Article 5(f) of the Special Provisions of the Indenture is revised to read “in the form of Exhibit A to Supplement No. 2 to Indenture.”

Section 2.05.          Concerning Section 2.10 of Exhibit 1 to the Indenture, on and after the Effective Date, the Shipowner shall not execute and the Indenture Trustee shall not authenticate, transfer, exchange or deliver any Obligation unless in the form of Exhibit A to Supplement No. 2 to Indenture.

Section 2.06.          Article 5(l) of the Special Provisions of the Indenture is hereby amended and restated in its entirety to read as follows:

(l)           Concerning Section 3.05.  Section 3.05 is revised to read as follows:

SECTION 3.05.  Redemption after Total Loss, or Requisition of Title, Seizure or Forfeiture of a Vessel.  The Shipowner and the Secretary may Request a Redemption Date, at least forty (40) days but not more than sixty (60) days from the Indenture Trustee’s receipt of the Request, for the redemption of certain Obligations because of (1) an actual, constructive, agreed or compromised total loss of the Vessel, or (2) requisition of title to, or seizure or forfeiture of the Vessel.  Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem, out of funds it receives from the Shipowner, such principal amount of Obligations together with the interest accrued thereon.

Section 2.07.          Article 5(w) of the Special Provisions of the Indenture is hereby deleted in its entirety.

Section 2.08.          Article 5(cc) of the Special Provisions of the Indenture is hereby amended and restated in its entirety to read as follows:

(cc)         Concerning Registered and Beneficial Ownership of theObligations; Legends.

(i)     The Fixed Rate Note will be issued in the form of a single permanent global Note in definitive, fully registered form without interest coupons (the "Global Obligation").  Except as provided in paragraph (iii) below, owners of beneficial interests in the Global Obligation ("Beneficial Owners") shall not be entitled to receive separate certificated Notes ("Definitive Obligations") and shall not be considered the holders thereof.  Each such Global Obligation shall be deposited with DTC or the Indenture Trustee, as custodian for DTC, registered in the name of Cede or such other nominee as may be requested by DTC, and duly executed by the Shipowner and authenticated by the Indenture Trustee as provided in the Indenture.  The Global Obligation shall bear such legend as DTC may require.

(ii)   Members of, or participants in, DTC shall have no rights under the Indenture with respect to the Global Obligation held on their behalf by DTC or by the Indenture Trustee, as the custodian of DTC, or under the Global Obligation, and Cede or such other nominee as DTC may request may be treated by the Shipowner, the Indenture Trustee and any agent of the Shipowner or the Indenture Trustee as the absolute owner of the Global Obligation for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Shipowner, the Indenture Trustee or any agent of the Shipowner or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC, Cede or such other nominee as DTC may request,  or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in the Global Obligation.

(iii)      (1)            The transfer and exchange of the Global Obligation or beneficial interests therein shall be effected through DTC or the Indenture Trustee, as the custodian for DTC, in accordance with the Indenture and the procedures of DTC therefor.

(2)            The Global Obligation shall be exchangeable for Definitive Obligations registered in the names of persons owning the beneficial interests in the Global Obligation only if DTC notifies the Shipowner, with a copy to the Indenture Trustee, that it is unwilling or unable to continue as depositary for such Global Obligation or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered in order to act as depositary, and a successor depositary is not appointed by the Shipowner within 90 days thereafter. In such event, the Indenture Trustee shall within 30 days from receipt of such notice instruct DTC to notify its direct and indirect participants of the need to re-register the Obligations in the names of the beneficial owners.  Upon surrender by DTC of the Global Obligation issued in its name, the name of Cede or another nominee, the Shipowner shall issue at its sole cost and expense, and the Indenture Trustee shall authenticate Definitive Obligations in the names provided to the Indenture Trustee by DTC.

(3)            The Global Obligation that is exchangeable for Definitive Obligations registered in the name of the owners of beneficial interests therein pursuant to this paragraph (iii) shall be surrendered by DTC to the Indenture Trustee to be so exchanged, without charge, and the Shipowner shall execute and the Indenture Trustee shall authenticate and deliver, upon such exchange of the Global Obligation, an equal aggregate principal amount of Definitive Obligations of authorized denominations.  Definitive Obligations issued in exchange for a beneficial interest in the Global Obligation pursuant hereto shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee in writing.  The Indenture Trustee shall deliver such Definitive Obligations to the Beneficial Owners in whose names such Obligations are so registered in accordance with the instructions of DTC.

(4)            The registered holder of a Global Obligation may grant proxies and otherwise authorize any Beneficial Owner, including DTC's members and participants and Beneficial Owners that may hold interest through such members and participants, to take any action which a Holder is entitled to take under the Indenture or the Obligations.

(5)            In the event of the occurrence of the event specified in paragraph (iii)(2), the Shipowner shall promptly make available to the Indenture Trustee a reasonable supply of Definitive Obligations.

(6)            Notwithstanding any other provision of the Indenture, the Global Obligation may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

(iv)          At such time as all beneficial interests in a Global Obligations have either been exchanged for Definitive Obligations, redeemed, repurchased or canceled, the Global Obligation shall be returned to the Indenture Trustee for cancellation or retained and canceled by the Indenture Trustee.

(v)           The Indenture Trustee shall have no responsibility or obligation to any owner of a beneficial interest in the Global Obligation, a member of, or a participant in, DTC or any other Beneficial Owner with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Obligations or with respect to the delivery to any participant, member, beneficial owner or other Beneficial Owner (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Obligations (or other security or property) under or with respect to such Obligations.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect to the Obligations shall be given or made only to or upon the order of the registered Holders (which shall be DTC, Cede or such other nominee as may be requested by DTC, in the case of the Global Obligation).  The rights of owners of beneficial interests in the Global Obligation shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Indenture Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

Section 2.09           Endorsement of Floating Rate Note.  Upon surrender of the Floating Rate Note issued on June 22, 2007 to the Indenture Trustee by the Holder thereof following the payment in full of all amounts due thereunder, such Floating Rate Note shall be endorsed to show the redemption of the outstanding amount and thereupon shall be cancelled.

Section 2.10           Form of Fixed Rate Note.  The form of Fixed Rate Note is attached as Exhibit A to this Supplement No. 2.

Section 2.11           Issuance of Fixed Rate Note.  On and after the Effective Date, the Shipowner shall issue and deliver to the Holders thereof Fixed Rate Note(s) in accordance with the Indenture substantially in the form of Exhibit A to this Supplement No. 2.

Except as so amended, the provisions of the Indenture are hereby confirmed, and shall remain in full force and effect.

This Supplement No. 2 may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Notwithstanding any provision herein, in the event there are any inconsistencies between the original of this document held by the Secretary, and an original held by any other party to this transaction, the provisions of the original document held by the Secretary shall prevail.

IN WITNESS WHEREOF, this Supplement No. 2 to Indenture has been duly executed by the Parties as of the day and year first above written.

(SEAL)	ROWAN COMPANIES, INC.

ATTEST:
	By:	William H. Wells
Vice President, Finance and
Chief Financial Officer

Melanie M. Trent
Corporate Secretary

MANUFACTURERS AND TRADERS TRUST
COMPANY
(SEAL)	Indenture Trustee

ATTEST:
	By:	Donald C. Hargadon
Vice President

David L. Williams
Vice President

CONSENT:

Pursuant to Section 10.05 of the General Provisions incorporated into the Indenture by reference attached as Exhibit 1 to the Indenture, the Secretary hereby consents to this Supplement No. 2 to Trust Indenture.

ATTEST:	UNITED STATES OF AMERICA,
SECRETARY OF TRANSPORTATION

Sarah J. Washington	BY:	MARITIME ADMINISTRATION

	By:	Christine Gurland
Secretary

Exhibit A to Supplement No. 2 to Indenture

SPECIMEN NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
CUSIP 779382 AM2

$124,859,000	No. 1

UNITED STATES GOVERNMENT GUARANTEED
SHIP FINANCING OBLIGATION, GORILLA VIII SERIES

Fixed Rate Note due July 15, 2021

Issued by

ROWAN COMPANIES, INC.

Principal and interest guaranteed under Title XI of the Merchant Marine Act, 1936, as amended (now codified as Chapter 537 of Title 46 of the U.S. Code).

ROWAN COMPANIES, INC., a Delaware corporation (herein called the "Shipowner"), FOR VALUE RECEIVED, promises to pay to Cede & Co. or registered assigns at such account at and address of a commercial bank in New York, New York as the Holder hereof may direct from time to time in writing, the principal sum of  ONE HUNDRED TWENTY-FOUR MILLION EIGHT HUNDRED FIFTY-NINE THOUSAND AND NO/100 DOLLARS ($124,859,000) in twenty-three (23) equal semiannual installments of $5,203,000 on each of January 15 and July 15 commencing on January 15, 2010 and the remaining unpaid balance on July 15, 2021, and to pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2010, on the unpaid principal amount of this Note at the rate of 3.158% per annum calculated on the basis of a 360-day year and twelve 30-day months from the interest payment date referred to above next preceding the date of this Note to which interest on the Notes has been paid (unless the date hereof is the date to which interest on the Notes has been paid, in which case from the date of this Note), or if no interest has been paid on the Notes since the original issue date (as described in the Indenture hereinafter mentioned) of this Note, from such original issue date, until payment of said principal sum has been made or duly provided for, and at the same rate per annum on any overdue principal.

The principal of and the interest on this Note, as well as any premium herein in the case of certain redemptions hereof to maturity, are payable in immediately available funds to the registered Holder hereof at the Corporate Trust Office of MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (successor-in-interest to ALLFIRST TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association), as indenture trustee (the "Indenture Trustee"), in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein.

This Note is one of an issue of obligations of the Shipowner  designated as its "United States Government Guaranteed Ship Financing Obligations, GORILLA VIII Series," all issued under a Trust Indenture dated May 23, 2001, as amended by Supplement No. 1 to Indenture, dated June 22, 2007 and by Supplement No. 2 to Indenture, dated November 24, 2009 (the "Indenture"), between the Shipowner and the Indenture Trustee, to aid in financing the cost of the construction by the Shipowner of the Vessel.  Reference is hereby made to the Indenture for a definition of all capitalized terms used and not otherwise defined herein and a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Shipowner and the Indenture Trustee, and the rights and limitations of rights of the Holders of the Obligations and the Secretary.  This Note is one of the Obligations.

In accordance with the terms of an Authorization Agreement dated as of May 23, 2001, as amended by Amendment No. 1 to Authorization Agreement dated June 22, 2007 and by Amendment No. 2 to Authorization Agreement dated November 24, 2009 (herein the "Authorization Agreement"), between the UNITED STATES OF AMERICA, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (herein called the "Secretary"), and the Indenture Trustee, and by endorsement of the guarantee of the United States of America (the "Guarantees") on each of the Obligations and the authentication and delivery of the Guarantees by the Indenture Trustee, all pursuant to the Act, this Note is guaranteed by the United States of America as provided in the Authorization Agreement and in the Guarantees endorsed thereon.  Reference is hereby made to the Authorization Agreement for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Secretary and the Indenture Trustee, and the rights and limitations of rights of the Holders of this Note.

Furthermore, it is hereby noted that Section 1103(d) of Title XI of the Act (now codified at 46 U.S.C. § 53705(a)) provides that:

“The full faith and credit of the United States Government is pledged to the payment of a guarantee made under this chapter, for both principal and interest, including interest (as may be provided for in the guarantee) accruing between the date of default under a guaranteed obligation and the date of payment in full of the guarantee."

If an Indenture Default  shall have occurred and be continuing, the Indenture Trustee, as provided in the Indenture, shall not later than 60 days from the date of such Indenture Default, demand payment by the Secretary of the Guarantees, whereupon the entire unpaid principal amount of the Outstanding Notes and all unpaid interest thereon shall become due and payable on the first to occur of the date which is 30 days from the date of such demand or the date on which the Secretary pays the Guarantees.  If no demand for payment of the Guarantees shall have been made by the Indenture Trustee on or before the 30th day following an Indenture Default, the Holder of any Outstanding Note may, in the manner provided in the Indenture, make such demand in place of the Indenture Trustee.  In the event of an Indenture Default of which the Secretary has actual knowledge, the Secretary, as provided in the Authorization Agreement, will publish notice in the Authorized Newspapers, which shall be The Wall Street Journal, of the occurrence of such Indenture Default within 30 days from the date of such Indenture Default, unless demand for payment under the Guarantees shall previously have been made by the Indenture Trustee, but any failure to publish such notice or any defect therein shall not affect in any way any rights of the Indenture Trustee, the Secretary, or any Holder of a Note with respect to such Indenture Default.

Within 30 days from the date of any demand for payment of the Guarantees, the Secretary shall pay to the Indenture Trustee, as agent and attorney-in-fact for the Holders of the Outstanding Notes (including this Note), all the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, such Notes in full, in cash; provided that, in the case of a demand made as a result of a Payment Default, the Secretary shall not be required to make any such payment (i) if within such 30-day period (and prior to any payment of the Guarantees by the Secretary), the Secretary finds either that there was no Payment Default, or that such Payment Default was remedied prior to the demand for payment of the Guarantees or (ii) the Secretary assumes the Obligations and makes all payments then in default in the manner provided in Section 6.09 of the Indenture.  In each such event, the Guarantees shall continue in full force and effect.

The Holder of this Note, by the purchase and acceptance hereof, hereby irrevocably appoints the Indenture Trustee and each other Holder of any of the Outstanding Notes as agent and attorney-in-fact for the purpose of making any demand for payment of the Guarantees, and (in the case of the Indenture Trustee) of receiving and distributing such payment; provided that, no action or failure to act by the Indenture Trustee shall affect the right of the Holder of this Note to take any action whatsoever permitted by law and not in violation of the terms of this Note or of the Indenture.

Any amount payable by the Secretary under the Guarantees shall not be subject to any claim or defense of the United States of America, the Secretary, or others, whether by way of counterclaim, set-off, reduction or otherwise.  Further, the Holder of this Note shall have no right, title or interest in any collateral or security given by the Shipowner to the Secretary.

After payment of the Guarantees by the Secretary to the Indenture Trustee, this Note (1) if it has not then been surrendered for cancellation or cancelled, shall represent only the right to receive payment in cash of an amount (less the amount, if any, required to be withheld with respect to transfer or other taxes on payments to the Holder of this Note) equal to the unpaid principal amount hereof and the unpaid interest accrued hereon to the date on which the Secretary shall have paid the Guarantees in full in cash to the Indenture Trustee, (2) shall otherwise no longer constitute or represent an obligation of the Shipowner, and (3) shall not be entitled to any other rights or benefits provided in the Indenture, subject to Section 6.08 of  the Indenture.

The Notes (including this Note) may be prepaid or redeemed upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Shipowner, upon at least 30 and not more than 60 days prior notice given as provided in the Indenture.

The Shipowner may, at its option, prepay on any Interest Payment Date, at 100% of the principal amount thereof, plus interest accrued thereon to such date plus the Make-Whole Premium, an additional principal amount of Notes upon the terms and conditions provided in the Indenture.  The "Make-Whole Premium" is the amount as determined by the Indenture Trustee pursuant to the terms of the Indenture to equal the excess, if any, of (i) the sum of the respective Payment Values of each Prospective Payment, over (ii) 100% of the aggregate principal amount being prepaid on the Redemption Date.  The "Payment Value" of each Prospective Payment shall be determined by discounting such Prospective Payment at the Reinvestment Rate for the period from the Payment Date on which such Prospective Payment was scheduled to be paid to the applicable Redemption Date.  "Prospective Payment" means, with respect to the Fixed Rate Notes:  (i) each scheduled interest payment on each scheduled principal amount to be prepaid; and (ii) the scheduled principal amount to be prepaid.  Prepayments shall be applied pro rata against each Note and applied against the scheduled principal payments in the inverse order of scheduled maturity.

This Note is also subject to repayment, upon the terms and conditions provided in the Indenture and upon like notice, through the operation of the mandatory repayment schedule set forth in the first paragraph of this Note, provided that, notwithstanding the foregoing provisions of that paragraph, in case the principal amount of Outstanding Notes shall be reduced by reason of prepayment described in part (a) of the next succeeding paragraph or in the second succeeding paragraph, the principal amount of Notes to be repaid through the operation of the mandatory repayment schedule on each subsequent Payment Date shall be subject to reduction as provided in the Indenture.

The Notes (including this Note) are also subject to prepayment, upon the terms and conditions provided in the Indenture, at 100% of the principal amount thereof, plus interest accrued thereon to the date of prepayment, upon at least 30 and not more than 60 days prior notice (a) in part, in the event that Notes must be redeemed so that the principal amount of all Notes Outstanding after such redemption will not exceed 87.5% of the Actual Cost of the Vessel, as determined by the Secretary, or (b) in whole, in the event of an actual, constructive, agreed or compromised total loss of, or requisition of title to, or seizure or forfeiture of, the Vessel.

The Notes (including this Note) may also be prepaid upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Secretary, at any time following an assumption of the Notes and the Indenture by the Secretary, upon at least 30 and not more than 60 days prior notice given as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount to be prepaid, plus interest accrued to the date fixed for prepayment.

Any optional prepayment shall be subject to the receipt of the prepayment moneys by the Indenture Trustee or any Paying Agent in accordance with the terms and conditions of the Indenture.  Any amount of the Notes called for prepayment shall (unless the Shipowner shall default in the payment of such Notes at the applicable Redemption Price plus accrued interest) cease to bear interest on and after the date fixed for prepayment.

As provided in the Indenture and to the extent permitted thereby, compliance by the Shipowner with any of the terms of the Indenture may be waived, and the Indenture and the rights and obligations of the Shipowner, and the rights of the Holders of the Notes (including this Note) thereunder may be modified, at any time with the prior consent of the Secretary, and except as otherwise expressly provided in the Indenture, the consent of the Holders of at least 60% in principal amount of the Outstanding Notes affected thereby in the manner and subject to the limitations set forth in the Indenture; provided that, no such waiver or modification shall (1) without the consent of the Holder of each Note affected thereby: (a) change the Stated Maturity or reduce the principal amount of any Note, (b) extend the time of payment of, or reduce the rate of, interest thereon, (c) change the due date of or reduce the amount of any mandatory scheduled redemption, (d) reduce any premium payable upon the redemption thereof, or (e) change the coin or currency in which any Note or the interest thereon is payable; or (2) without the consent of all Holders of the Notes: (a) terminate or modify any of the Guarantees or the obligations of the United States of America thereunder, (b) reduce the amount of any of the Guarantees, (c) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees, (d) eliminate or reduce the eligibility requirements of the Indenture Trustee, or (e) reduce the percentage of principal amount of the Notes the consent of whose Holders is required for any such modification or waiver.

The Indenture provides that the Notes (including this Note) shall no longer be entitled to any benefit provided therein if the Notes shall have become due and payable at Maturity (whether by repayment, prepayment, redemption or otherwise) and funds sufficient for the payment thereof (including interest to the date fixed for such payment, together with any premium thereon) and available for such payment (1) shall be held by the Indenture Trustee or any Paying Agent, or (2) shall have been so held and shall thereafter have been paid to the Shipowner, or returned to the Secretary, after having been unclaimed for 6 years after the date of maturity thereof (whether by repayment, prepayment, redemption or otherwise) or the date of payment of the Guarantees, except for the right (if any), of the Holder to receive payment from the Shipowner of any amounts paid to the Shipowner, or the Secretary if such funds have been returned to the Secretary, as provided in (2) above with respect to this Note, all subject to the provisions of Section 6.08 of  the Indenture.

This Note is transferable by the registered Holder or by his duly authorized attorney, at the Corporate Trust Office of the Indenture Trustee, upon surrender or cancellation of this Note, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon new, fully registered Notes of like series and maturity for the same aggregate principal amount will be issued to the transferees in exchange therefor, each in the principal amount $1,000.00 or any integral multiple thereof, subject to the provisions of the Indenture.  The Indenture provides that the Shipowner shall not be required to make transfers or exchanges of (1) Notes for a period of 15 days immediately prior to an Interest Payment Date, (2) Notes after demand for payment of the Guarantees and prior to payment thereof or rescission of such demand as provided in Section 6.02(a) of the  Indenture, or (3) any Note which has been selected for repayment or prepayment or redemption in whole or in part, except as to the unredeemed portion of any Note being repaid, prepaid or redeemed in part.

The Shipowner, the Secretary, the Indenture Trustee, and any office or agency for the payment of Notes may deem and treat the person in whose name this Note is registered as the absolute owner thereof for all purposes, and neither the Shipowner, the Secretary, the Indenture Trustee, nor any such office or agency shall be affected by any notice to the contrary, whether this Note shall be past due or not.

No recourse shall be had for the payment of principal of, or the interest or premium (if any) on, this Note, or for any claim based hereon or on the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stock-holder, officer or director of the Shipowner or of any successor corporation, as such, either directly or through the Shipowner or any such successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment, or otherwise, all such liability being expressly waived and released by the acceptance of this Note and by the terms of the Indenture.

None of the Make-Whole Premium or any other charges, costs, expenses, or indebtedness owed by the Shipowner under the Obligation Purchase Agreement to any Person is guaranteed by the United States.  The Guarantee of the United States extends only to the principal and interest owed under this Note and only to the extent specified herein.

This Note may not be amended, terminated or modified in any fashion without the prior written consent of the Secretary.

Neither this Note nor the Guarantee endorsed hereon shall be valid or become obligatory for any purpose until the Indenture Trustee shall have fully signed the authentication certificate endorsed hereon.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the Shipowner has caused this Note to be duly executed by the manual or facsimile signatures of its duly authorized officers.

ROWAN COMPANIES, INC.

BY:
Vice President, Finance
and Chief Financial Officer

Attest:

Corporate Secretary

Dated: _____________

GUARANTEE OF THE UNITED STATES OF AMERICA

The United States of America, represented by the Maritime Administrator, pursuant to 46 U.S.C. Chapter 537, hereby guarantees to the holder of the Note annexed hereto, upon demand of the holder or his agent, payment of the unpaid interest on, and the unpaid balance of the principal of, such Note, including interest accruing between the date of default under such Note and the payment in full of the Note under this Guarantee.  The full faith and credit of the United States of America is pledged to the payment of this Guarantee.  The validity of this Guarantee is incontestable in the hands of any holder of such Note. Payment of this Guarantee will be made in accordance with the provisions of such Note.

UNITED STATES OF AMERICA
MARITIME ADMINISTRATION

(SEAL OF THE DEPARTMENT
OF TRANSPORTATION)

BY:
Maritime Administrator

INDENTURE TRUSTEE'S AUTHENTICATION CERTIFICATE

This is one of the Notes described in the Indenture and the foregoing Guarantee is one of the Guarantees described in the Authorization Agreement.

MANUFACTURERS AND TRADERS TRUST COMPANY
Indenture Trustee

BY: